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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-21425, 333-44102, 333-49662, 333-51548, 333-57180, 333-57180-01, 333-68508, 333-68508-01, 333-73223, 333-83087 and 333-104488) and on Forms S-8 (File Nos. 333-33999, 333-34001, 333-48476, 333-54692, 333-62496, 333-69323, 333-74397, 333-75037, 333-75713, 333-80391, 333-90345, 333-93261, 333-95595, 333-107488, 333-107489 and 333-113943) of Tyco International Ltd. of our report dated November 4, 2003, except as to the amounts impacted by discontinued operations as disclosed in Note 4 for which the date is December 10, 2004, relating to the consolidated financial statements and financial statement schedule as of and for each of the two years in the period ended September 30, 2003, which appears in this Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

New York, New York
December 13, 2004

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM